Exhibit 10.9
INTEGRATED ELECTRICAL SERVICES, INC.
RESTRICTED STOCK GRANTS
MAY 12, 2006

Grant Date	Name	Title	Shares
May 12, 2006	Callahan, Bob	Senior Vice President of Human Resources	18,000
May 12, 2006	Humphrey, Richard	Chief Operating Officer	25,200
May 12, 2006	Miller, David	Senior Vice President and Chief Financial Officer	18,000
May 12, 2006	Upham, Gregory	Vice President and Chief Accounting Officer	5,400
May 12, 2006	Warnock, Curt	Senior Vice President, General Counsel and Corporate Secretary	18,000